Exhibit 16
[Helin, Donovan, Trubee & Wilkinson, LLP LETTERHEAD]
January 22, 2007
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549
Commissioners:
     We have read the statements made by Client (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report to be filed for the month of January 2007. We agree with such statements made insofar as they relate to our Firm.

Very truly yours,
/s/ Helin, Donovan, Trubee & Wilkinson, LLP
Helin, Donovan, Trubee & Wilkinson, LLP